SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

SPORTS PROPERTIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33918	74-3223265
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 24, 2008, the initial public offering (“IPO”) of 20,000,000 units of Sports Properties Acquisition Corp. (the “Company”) was consummated. Each unit issued in the IPO (the “Units”) consists of one share of common stock, $.001 par value per share, and one warrant to purchase one share of common stock at $7.00 per share. The Units were sold at an offering price of $10.00 per Unit, generating aggregate gross proceeds from the IPO of $200,000,000. Of the $200,000,000 gross proceeds of the IPO, $194,000,000, including deferred underwriters’ discounts and commissions of $8,625,000, was deposited into a trust account pursuant to the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company dated January 17, 2008. Prior to the IPO, the Company issued 6,000,000 warrants at a purchase price of $1.00 per warrant to certain of its founding stockholders in a private placement for aggregate proceeds of $6,000,000, which were also placed into such trust account, all as more fully described in the Company’s Registration Statement on Form S-1 (File No. 333-146353).

On January 29, 2008, Banc of America Securities LLC, the representative of the underwriters of the IPO, informed the Company that the underwriters would partially exercise their 30-day option to purchase additional Units by purchasing 1,556,300 Units at a price of $10.00 per Unit on February 1, 2008 and that they waived such over-allotment option with respect to the remaining 1,443,700 Units which such option entitled them to purchase. Consequently, the over-allotment option expired upon its partial exercise on January 29, 2008. Accordingly, the Company hereby announces that commencing on February 5, 2008, the holders of the Company’s Units may elect to separately trade the common stock and warrants included in the Company’s Units. If a holder of shares of common stock and warrants so desires, such holder may elect to combine them together and trade them as a result. Those Units not separated will continue to trade on the American Stock Exchange under the symbol HMR.U. The common stock and warrants will trade on the American Stock Exchange under the symbols HMR and HMR.WS, respectively.

On February 1, 2008, the Company anticipates receiving total proceeds of $15,144,744.38 from the issuance of 1,556,300 Units pursuant to the partial exercise of the underwriters’ over-allotment option, net of the underwriters’ discounts and commissions, but including deferred underwriters’ discounts and commissions of $671,154.38. This amount will be deposited into the trust account, resulting in a total amount held in trust of $215,144,744.38, exclusive of any interest earned by such trust account. The Company will file an 8-K following the closing of the sale of the over-allotment shares and the receipt of the proceeds from such sale.

The Company issued a press release to the news media announcing the separate trading of the Company’s common stock and warrants.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated January 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date:	January 30, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated January 30, 2008